EXHIBIT A
AGREEMENT FOR JOINT FILING OF SCHEDULE 13G
     The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of United Community Financial Corp., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

FIRST BANKERS TRUST SERVICES, INC.
Date: February 13, 2009	By:	/s/ Linda Shultz
		Name:	Linda Shultz
		Title:	Trust Officer

UNITED COMMUNITY FINANCIAL CORP. EMPLOYEE STOCK OWNERSHIP PLAN By: First Bankers Trust Services, Inc., Trustee
Date: February 13, 2009	By:	/s/ Linda Shultz
		Name:	Linda Shultz
		Title:	Trust Officer